UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.             )

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RBC LIFE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RBC LIFE SCIENCES, INC.
2301 Crown Court
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 19, 2013

NOTICE is hereby given that the annual meeting of shareholders of RBC LIFE SCIENCES, INC. (the “Company”) will be held on June 19, 2013, at 9:00 a.m., local time, at the Company's offices located at 2301 Crown Court, Irving, Texas for the following purposes:

(1)
To elect two (2) persons to serve as Class III directors of the Company until the earlier of the 2016 Annual Meeting of Shareholders, their successors are duly elected and qualified, or their resignation or removal from office;

(2)
To approve the amendments to the Company’s Articles of Incorporation, and to authorize the Board to effect a 1-for-500 reverse stock split of the Common Stock, and to immediately thereafter effect a 50-for-1 forward stock split of the Common Stock, on a date to be determined at the discretion of the Board;

(3)	To conduct an advisory vote on the compensation of the Company's Named Executive Officers;

(4)	To conduct an advisory vote on the frequency of future shareholder votes on the compensation of the Company's Named Executive Officers; and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 22, 2013 are entitled to notice of and to vote at the meeting or any adjournment thereof.  A list of those shareholders may be viewed at the Company’s offices at 2301 Crown Court, Irving, Texas for ten days before the meeting.

Whether or not you plan to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope.  If you do attend the meeting in person, you may withdraw your proxy and vote in person. If you plan to attend the meeting, please remember to bring photo identification with you.

By Order of the Board of Directors,

/s/ Richard S. Jablonski
Richard S. Jablonski Secretary

Irving, Texas
April 29, 2013

RBC LIFE SCIENCES, INC.

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 19, 2013

INTRODUCTION

This Proxy Statement, and the enclosed proxy form, are furnished on or about May 10, 2013, to shareholders of RBC Life Sciences, Inc., a Nevada corporation (the “Company”), to solicit, on behalf of the Company’s Board of Directors (the “Board”), proxies to vote at the Annual Meeting of Shareholders of the Company to be held June 19, 2013 (the “Annual Meeting”), or any adjournment or postponement thereof.  Proxies in the form enclosed will be voted at the Annual Meeting if properly executed, returned to the Company before the Annual Meeting, and not revoked.  As described below, a proxy may be revoked at any time prior to its use by written notice, by furnishing a proxy subsequent in time or by voting in person at the Annual Meeting. All shares represented at the Annual Meeting by properly executed proxies will be voted as specified, and, unless otherwise specified, will be voted for the election of each of the Class III director nominees.

Record date and outstanding capital stock

The record date for shareholders entitled to vote at the Annual Meeting is April 22, 2013.  Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting.  At the close of business on April 22, 2013, there were 22,228,834 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) outstanding.

Quorum and voting

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of the Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held in that shareholder’s name on the record date.

Solicitation of proxies

The accompanying proxies are solicited on behalf of the Board.  The Company will pay all expenses of soliciting these proxies.  Proxies may be solicited not only by mail, but also by personal interview, telephone and electronic transmission by the Company’s directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock, and the Company may reimburse them for corresponding reasonable out-of-pocket expenses.

Actions to be taken at the Annual Meeting

Shares of Common Stock represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the persons named as nominees under the caption “Election of Directors” as Class III directors of the Company, (ii) to approve the amendments to the Company's Articles of Incorporation, and to authorize the Board to effect a 1-for-500 reverse stock split of the Common Stock, and to immediately thereafter effect a 50-for-1 forward stock split of the Common Stock, on a date to be determined at the discretion of the Board, (iii) to approve, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers and (iv) to approve, on a non-binding advisory basis, conducting future shareholder votes on the compensation of the Company's Named Executive Officers once every three years.

Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the Annual Meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion. The directors do not know of any other matter or business to be presented for consideration at the Annual Meeting.

Revocation of proxies

A proxy may be revoked any time before it is exercised. A shareholder giving a proxy may revoke it by (i) sending in another proxy with a later date, (ii) giving written notice to the Company's Secretary before the Annual Meeting that the proxy has been revoked or (iii) voting in person at the Annual Meeting. Your most current proxy or vote is the one that will be counted.

Required affirmative vote and voting procedures

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate.
With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The two nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as Class III directors of the Company. Thus, any abstentions, “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.
The affirmative vote of a majority of the outstanding Common Stock is required to approve the amendments to the Company’s Articles of Incorporation, and to authorize the Board to effect a 1-for-500 reverse stock split of the Common Stock, and to immediately thereafter effect a 50-for-1 forward stock split of the Common Stock, on a date to be determined at the discretion of the Board.
With respect to the advisory vote on the compensation of the Named Executive Officers, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required to adopt the resolutions approving the compensation of the Named Executive Officers. With respect to the advisory vote on the frequency of shareholder votes on the compensation of Named Executive Officers, if no alternative receives the requisite majority, the Board will consider shareholders to have recommended the frequency that receives the greatest number of votes.
If your shares are registered in your name, they will not be counted if you do not vote in person or by proxy as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will not have the authority to vote your unvoted shares on any proposal contained in this Proxy Statement. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire. If your bank, broker or other holder of record cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 29, 2013, by each person the Company knows to beneficially own more than 5% of the outstanding Common Stock, each of the Company’s directors, director nominees, and Named Executive Officers (or “NEOs”, as defined below under the caption “Executive Compensation — Executive Compensation”) and all directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares of Common Stock (3)
Steven E. Brown (4)	231,000	1.0%
Andrew V. Howard (5)	26,445	*
Clinton H. Howard (6)	9,771,188	43.9%
Robert A. Kaiser (7)	30,500	*
Richard S. Jablonski	—	*
Leonid Lapp 2301 Crown Court Irving, Texas 75038	4,000,000	18.0%
My Garden, Ltd. (8) 2301 Crown Court Irving, Texas 75038	9,440,139	42.5%
Joseph P. Philipp (9)	28,400	*
Cynthia L. Tysinger (10)	1,800	*
Kevin B. Young	—	*

All current directors and executive officers as a group (9 persons) (11)	10,102,583	45.1%

__________________________
*Less than one percent.

(1)
Unless otherwise indicated, the Company believes that each shareholder listed has sole voting and dispositive power with respect to the shares listed, and the address of each shareholder is: c/o RBC Life Sciences, Inc., 2301 Crown Ct., Irving, TX 75038.

(2)	Ownership includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date hereof.

(3)	All percentages are calculated based on the number of outstanding shares of Common Stock in addition to shares which a person or group has the right to acquire within 60 days after the date hereof.

(4)	Includes 66,000 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(5)	Includes 9,000 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(6)
Includes 53,000 shares that may be acquired by presently exercisable Common Stock options; includes 9,440,139 shares held by a limited partnership, My Garden, Ltd., the general partners of which are The Clinton H. Howard Family Trust and The Katherine M. Howard Family Trust; and includes 8,049 shares owned of record by Mr. Howard’s spouse.  Mr. Howard disclaims beneficial ownership of the shares held by his spouse except to the extent of his pecuniary interest.

(7)	Includes 16,200 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(8)
My Garden, Ltd. is a limited partnership, the general partners of which are the Clinton H. Howard Family Trust and The Katherine M. Howard Family Trust. Shares held by My Garden, Ltd. are included in the total shares beneficially owned by Clinton H. Howard.

(9)	Includes 26,400 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(10)	Includes 1,800 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof.

(11)
Includes 185,650 shares that may be acquired by presently exercisable Common Stock options or options which will become exercisable within 60 days after the date hereof and the shares referred to in footnote (6).

PROPOSAL 1
TO APPROVE THE ELECTION OF THE CLASS III DIRECTOR NOMINEES TO THE BOARD

Board of Directors

The Board is divided into three classes. Class I is comprised of three directors and Classes II and III are each comprised of two directors. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Two Class III directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until his successor is elected and qualified or until his earlier resignation or removal.  Proxy holders will not be able to vote the proxies held by them for more than two persons.  To be elected a director, each nominee must receive a plurality of all the votes cast at the Annual Meeting for the election of directors.  Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend.  Each nominee has expressed his intention to serve the entire term for which election is sought.

Director Nominees and Directors Continuing in Office

The Board has nominated the following two persons for election as Class III directors: Clinton H. Howard and Joseph P. Philipp. Each of the nominees is presently a director of the Company.

On August 20, 2012, Kenneth L. Sabot, who was a Class I director, resigned from his position as a director of the Company. The Board is presently conducting a search for a qualified person to fill the resulting vacancy. Because no such candidate was identified at the time that this proxy statement was delivered to shareholders, the Board has determined to leave this seat vacant until an appropriate individual has been identified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Andrew V. Howard, who is a Class I director, is the son of Clinton H. Howard, who is a Class III director and serves as the Company's Chairman of the Board and Chief Executive Officer.  There are no other family relationships between any of the Company’s directors, director nominees and executive officers.

Information about director nominees and directors continuing in office, including the experience, qualifications, attributes or skills that led to the selection of that person as a nominee for membership on the Board, is set forth in the following paragraphs:

Director Nominees

Class III

Clinton H. Howard, age 84, is the Company’s Chairman of the Board and has served in that capacity since founding the Company in 1991.  Mr. Howard also serves as the Company's CEO and President since coming out of retirement in June 2010. Mr. Howard served as CEO of the Company from 1991 until his retirement on December 31, 2008 and as President from 1991 until February 2003.  He was a consultant to the Company from January 2009 to June 2010.  Mr. Howard graduated from Rice University with a Bachelor of Arts degree. He also studied Medical Illustration at Johns Hopkins School of Medicine and later at Southwestern Medical School where he earned a Master of Medical Art degree, after which he studied graduate business courses at both Southern Methodist University and the University of Dallas. Mr. Howard founded American Biomedical Corporation in 1958 and served as its Chief Executive Officer until 1973.  During his tenure, American Biomedical grew into a chain of 40 medical testing laboratories and completed its initial public offering in 1969.  In 1974, American Biomedical was merged with National Health Laboratories, then one of the nation’s largest medical laboratory chains.  In 1974, Mr. Howard founded Carrington Laboratories, Inc., f/k/a Avacare, Inc., a direct sales company engaged in marketing personal care products.  In 1981, he established a research division at Carrington, which isolated an active medicinal compound in aloe vera, known as acemannan.  After selling its direct sales business in 1985, Carrington became a pharmaceutical company.  Mr. Howard retired from Carrington in 1990.

The Board considers Mr. Howard to be a qualified candidate for service on the Board due to (i) his experience with the Company as its founder and largest shareholder, (ii) his experience as CEO of the Company, (iii) his prior experience as Chief Executive Officer and director of Carrington, a public company that had operations at various times in both the nutritional supplement and wound care industries, (iv) his prior experience as a director of various public and private companies and (v) his knowledge of the local business community.

Joseph P. Philipp, age 63, was elected to the Board in June 2004.  Since 1993, Mr. Philipp has been the Managing Partner of Insight Consulting, a consulting firm specializing in organizational structure, executive and leadership development and strategic planning.  Prior to holding his present position, Mr. Philipp held various Human Resource management positions with several organizations, including Epic Healthcare, American Medical International and LifeMark Corporation.  Mr. Philipp earned a Masters of Business Administration degree from the University of Wisconsin and has served as a council member of the Irving, Texas City Council since 1996.

The Board considers Mr. Philipp to be a qualified candidate for service on the Board due to (i) his broad-based business knowledge and experience gained through consulting engagements conducted since 1993 involving areas such as operations, finance, customer service, change leadership and executive development, (ii) his prior management experience with three Fortune 500 companies and (iii) his knowledge of the local business community.

Directors Continuing in Office
Class I

Andrew V. Howard, age 54, was elected to the Board in June 2010. Since 1999, he has practiced as an attorney specializing in the areas of business planning, estate planning and asset protection. In addition to his solo practice, Mr. Howard serves as Of Counsel to Bollinger & Hogue, LLP, a law firm based in Frisco, Texas.  Since 1991, Mr. Howard has been an Associate of the Company and previously served as Vice President-Marketing of the Company from March 1995 to November 1999 and as a director of the Company from 1997 to 1999.  As an Associate and consultant to the Company, Mr. Howard earned approximately $71,700, $72,200 and $76,000 in 2012, 2011 and 2010, respectively. Mr. Howard received a B.A. from the University of Dallas, and received an M.B.A. and J.D. from Regent University, in Virginia Beach, Virginia.

On September 5, 2006, Mr. Howard filed for personal bankruptcy under Chapter 13 of the U.S. Bankruptcy Code; however, these proceedings were dismissed shortly thereafter on September 28, 2006. In nominating Mr. Howard to the Board, the Audit Committee determined that this filing would not have a material impact upon his ability to perform his duties due to (i) the length of time that has elapsed since the bankruptcy filing, and (ii) the fact that the proceedings were dismissed less than 30 days after the filing.

The Board considers Mr. Howard to be qualified for service on the Board due to (i) his prior executive experience with the Company, (ii) his experience as an independent distributor in the network marketing industry and (iii) his background as an attorney.

Cynthia L. Tysinger, age 55, was elected to the Board in July, 2012. Ms. Tysinger is currently the Chief Executive Officer of Global Solutions & Technology, Inc. ("GSATI"), which is a privately held full-service provider of business and technology services to global clients with a strong focus on green information technology initiatives. Ms. Tysinger has held the position of Chief Executive Officer of GSATI since founding GSATI in 2008. Prior to founding GSATI, Ms. Tysinger served as the Chief Information Officer and Senior Vice President of Information Technology for Mannatech, Inc., a global distributor of nutrition supplements from October, 2000 until March, 2008. From March 1996 until September 2000, Ms. Tysinger was an independent associate of Mannatech engaged in the direct sale of Mannatech products. Prior to her association with Mannatech, Ms. Tysinger was engaged in the management of information systems and internet technologies for various companies, which provided services under contract to the U.S. military and various federal agencies.

The Board considers Ms. Tysinger to be qualified for service on the Board due to (i) her experience as Chief Executive Officer of GSATI, (ii) her prior executive experience as Chief Information Officer of a global company engaged in the sale of nutritional products through network marketing and (iii) her experience as an independent associate in the network marketing industry.

Class II

Steven E. Brown, age 57, has served as a director since joining the Company in May 1994 and also serves as President.  Mr. Brown served as Chief Financial Officer from May 1994 until June 2012, and as Secretary from September 2003 until June 2012.  Mr. Brown became President in June 2012 after previously serving as Executive Vice President from June 2011 to June 2012 and as Vice President-Finance from May 1994 to June 2011. Prior to joining the Company, Mr. Brown was the Vice President-Finance and Chief Financial Officer of Carrington Laboratories, Inc. from 1980 through April 1994.  Mr. Brown was treasurer of Carrington from 1982 through 1994 and served as a director from 1981 until August 1987.  Mr. Brown became a certified public accountant in 1980 and was previously associated with an international public accounting firm from 1977 to 1980.

The Board considers Mr. Brown to be qualified for service on the Board due to (i) his experience as President and his prior experience as Chief Financial Officer of the Company, (ii) his prior experience as Chief Financial Officer and director of Carrington, a public company that had operations at various times in both the nutritional supplement and wound care industries, and (iii) his prior experience in public accounting.

Robert A. Kaiser, age 59, was elected to the Board in September 2008. Mr. Kaiser previously served as a director of Seven Arts Entertainment, Inc., a public company engaged in the production of motion pictures, from September 2011 until October 2012.  Mr. Kaiser currently holds various positions with CLST Holdings, Inc., f/k/a Cellstar, Inc., including Chief Executive Officer and director.  Mr. Kaiser was elected as Chief Executive Officer of CLST in September 2007 and has been a director since May 2005. Mr. Kaiser served as CLST's Chairman of the Board from May 2005 to April 2007 and from August 2007 through October 2009.  Mr. Kaiser joined CLST in December 2001 as Senior Vice President and Chief Financial Officer. Mr. Kaiser also previously served as Chief Executive Officer of CLST from May 2004 until March 2007 when CLST completed the sale of substantially all of its assets.  Prior to the sale of substantially all of its assets, CLST was engaged in international logistics and distribution in the communications industry.  From 1986 to 2001, Mr. Kaiser held various executive positions with several companies in the communications industry.

The Board considers Mr. Kaiser to be qualified for service on the Board due to (i) his extensive knowledge and experience in the areas of finance and accounting gained through service in various executive capacities, including Chief Financial Officer of CLST, a public company, and (ii) his experience as Chief Executive Officer and director of CLST.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE TO SERVE AS A CLASS III DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR VOTING INSTRUCTIONS.

PROPOSAL 2

TO APPROVE THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION, AND TO AUTHORIZE THE BOARD TO EFFECT A 1-FOR-500 REVERSE STOCK SPLIT OF THE COMMON STOCK, AND TO IMMEDIATELY THEREAFTER EFFECT A 50-FOR-1 FORWARD STOCK SPLIT OF THE COMMON STOCK, ON A DATE TO BE DETERMINED AT THE DISCRETION OF THE BOARD.

General

The Board has adopted and is recommending that shareholders approve two amendments to the Company's Articles of Incorporation, and thereby authorize the Board, if in its judgment it is advisable, to effect a 1-for-500 reverse stock split (“Reverse

Split”) of the outstanding shares of Common Stock, and immediately thereafter, a 50-for-1 forward stock split (“Forward Split”) of the outstanding shares of Common Stock.

In connection with the Reverse Split, holders of Common Stock are being asked to approve a proposal that Article Fourth of the Articles of Incorporation be amended by inserting “(a)” at the beginning of the first paragraph of text in Article Fourth and by adding a new subsection at the end of Article Fourth as follows:

“(b) Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the Nevada Act, all issued and outstanding shares of Common Stock, par value $0.001 per share (the “Pre-Reverse Split Stock”), shall be and hereby are automatically combined and reclassified (the “Reverse Stock Split”), such that each five hundred (500) shares of Pre-Reverse Split Stock shall be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of the corporation's Common Stock, par value $0.001 per share (the “New Common Stock”), without any action by the holders thereof. The corporation shall not issue fractional shares of New Common Stock in connection with the Reverse Stock Split. Each stockholder entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split shall receive cash equal to 105% of the average closing price of the Pre-Reverse Split Stock for the ten business days preceding the Effective Time, multiplied by each such stockholder's fractional share interest.”

The form of Certificate of Amendment to the Articles of Incorporation to effect the Reverse Split is attached as Appendix A to this Proxy Statement.

In connection with the Forward Split, holders of Common Stock are being asked to approve a proposal that Article Fourth of the Articles of Incorporation be amended to read in its entirety as follows:

“Fourth:
(a) The total authorized capital stock of the corporation is 50,000,000 shares, all of which are of a par value of $0.001 each. All of said shares are of one class and are designated as Common Stock.

(b) Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment pursuant to the Nevada Act, all issued and outstanding shares of Common Stock, par value $0.001 per share (the “Pre-Forward Split Stock”), shall be and hereby are automatically reclassified and expanded, such that each one (1) share of the Pre-Forward Split Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and expanded into fifty (50) shares of the corporation's Common Stock, $0.001 par value per share, without any action by the holder thereof.”

The form of Certificate of Amendment to the Articles of Incorporation to effect the Forward Split is attached as Appendix B to this Proxy Statement.

The Board's decision as to when to effect the Reverse Split and the Forward Split (the “Stock Splits”) will be based on a number of factors, including market conditions, existing and anticipated trading prices for the Common Stock, and receiving approval of the Stock Splits from the Financial Industry Regulatory Authority (FINRA). Although shareholders may approve the Stock Splits, we will only implement the Stock Splits at such time that the Board deems it to be in the best interests of the Company and the shareholders. If the Reverse Split is effected, we anticipate that the Forward Split would be effected immediately after the effectiveness of the Reverse Split.

Background

At its regular meeting on October 11, 2012, the Board discussed the market performance, trading statistics and liquidity of the Common Stock. The Board noted that the Common Stock was held by a significant number of individuals who held relatively small numbers of shares. The Board determined at that meeting that implementing a reverse stock split and a forward stock split may provide benefits to the Company's shareholders by increasing the stock price, which would improve the liquidity of the Common Stock and attract the attention of a greater pool of investors. In addition, purchasing fractional shares resulting from a reverse stock split would reduce the number of shareholders, resulting in lower overall costs to the Company related to required shareholder communications. Accordingly, the Board appointed a special committee of the Board composed of Robert A. Kaiser, Joseph P. Philipp and Cynthia L. Tysinger, each of whom is an “independent director” as defined in the listing standards of NASDAQ (the “Special Committee”), to review the merits of a reverse stock split and a forward stock split, and to make a recommendation to the Board.

On October 16, 2012, the Special Committee met to review the advisability of a reverse and forward stock split, and to determine the terms of such splits, including establishing a formula for cash to be paid in lieu of stock for fractional share interests. At that meeting, the Special Committee determined to recommend to the Board that a reverse stock split and forward stock split were advisable, and that equitable compensation for fractional share interests created as a result of a reverse stock split would be equal to 105% of the average closing trading price of the Common Stock for the 10 business days immediately preceding a reverse stock split.

At its regular meeting on December 11, 2012, the Board accepted the recommendation of the Special Committee, and resolved that subject to the approval of the shareholders, the Company would proceed with a reverse stock split and a forward stock split, at ratios and on a date to be determined by the Board at a future time.

     On March 26, 2013, the Board unanimously adopted resolutions at its regular meeting to approve the Stock Splits and to approve and adopt the Certificates of Amendment to the Articles of Incorporation to effect the Stock Splits, subject to obtaining the requisite approval of the Company's shareholders. The Board determined that subject to obtaining such shareholder approval, the Stock Splits would be effected at a time to be determined at the discretion of the Board. The Board further resolved to recommend that the shareholders vote for the approval of the Stock Splits.

Purpose of the Stock Splits

The Company proposes to implement the Stock Splits primarily in order to reduce the number of outstanding shares of Common Stock and thereby potentially increase the per share trading price of the Common Stock.

The Board has determined that the Stock Splits and the anticipated increase in the per share price of Common Stock may enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Common Stock. While the Board has determined that these benefits may inure to the shareholders as a result of the Stock Splits, there is no certainty that the Stock Splits will have the desired impact on the trading price or improve the liquidity of the Common Stock.

In addition, purchasing fractional share interests created by the Reverse Split would reduce the number of shareholders, resulting in somewhat lower overall costs to the Company associated with required shareholder communications. The costs of administering each registered shareholder's account are the same regardless of the number of shares held in each account.  Therefore, the Company's costs to maintain small accounts are disproportionately high when compared to the total number of shares involved.  These costs include printing and postage costs to mail the proxy materials and annual report, and similar costs associated with required mailings to shareholders holding shares in street name through a nominee (i.e. a bank or broker).   In light of these disproportionate costs, the Board has determined that it is in the best interests of the Company and the shareholders as a whole to eliminate the administrative burden and costs associated with record accounts with fewer than 500 shares.

The Stock Splits are not being proposed for the purpose of any current plans for a merger, acquisition or similar transaction nor are they intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The Stock Splits are also not intended to result in the Company becoming a privately-held company or otherwise constitute a “going-private” transaction.

Although the Board has determined that the Stock Splits are in the best interests of the Company and our shareholders, we cannot assure you that the Stock Splits will have any of the desired consequences described above. Specifically, we cannot assure you that after the Stock Splits the trading price of the Common Stock would increase proportionately to reflect the ratio of the Stock Splits, that the trading price of the Common Stock would not decrease to its pre-split level, that our market capitalization would be equal to the market capitalization before the Stock Splits or that the liquidity and marketability of the Common Stock would increase. In addition, the reduction in the number of outstanding shares resulting from the Stock Splits could adversely affect the market for the Common Stock by reducing the relative level of liquidity.

Effect of the Stock Splits

Assuming that the Stock Splits are approved by the shareholders and the Board determines to implement the Stock Splits, both the Reverse Split and the Forward Split would likely be effected on the same day, with the Forward Split becoming effective immediately after the Reverse Split. The Stock Splits would become effective without any further action by the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered.

No fractional shares would be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 500 would receive cash in lieu of a fractional share equal to 105% of the average closing trading price of the Common Stock for the 10 business days preceding the effective date of the Reverse Split, multiplied by each such shareholder's fractional share interest.

As of the Record Date, there were 22,228,834 issued and outstanding shares of Common Stock. Assuming the number of issued and outstanding shares of Common Stock does not change between the Record Date and the date of the Stock Splits, upon completion of the Stock Splits, the number of shares of issued and outstanding Common Stock would be reduced to approximately 2,222,883 shares, excluding the impact of shareholders receiving cash in lieu of fractional shares as a result of the Reverse Split. The Common Stock constitutes the sole class of outstanding capital stock of the Company.

The proposed amendments to the Articles of Incorporation to effect the Stock Splits would not change the number of authorized shares of Common Stock nor the par value of the Common Stock. While the aggregate par value of our outstanding Common Stock would be decreased as a result of the reduction in issued and outstanding shares, our additional paid-in capital would be increased by a corresponding amount. Therefore, excluding the impact of shareholders receiving cash in lieu of fractional shares as a result of the Reverse Split, the Stock Splits would not affect our total shareholders' equity. All share and per share information would be retroactively adjusted to reflect the Stock Splits for all periods presented in our future financial reports and regulatory filings.

The Reverse Split would effectively increase the number of authorized and unissued shares of Common Stock available for a future issuance. Following the Stock Splits the Board would have the authority, subject to applicable securities law, to issue such authorized and unissued shares without further shareholder approval, upon such terms and conditions as the Board deems appropriate. Although the Board has no intention of doing so, the Common Stock could be issued in such a manner, and pursuant to such terms and conditions, that would make a change of control of the Company or removal of the Company's management more difficult. If, at a later date, the Board issued such shares then the ownership interest of shareholders could be diluted. While it is possible that the Board could use the additional authorized and unissued shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As of the date of this Proxy Statement, the Company does not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized Common Stock that will become available following the Stock Splits.
The Stock Splits would not affect the public registration of the Common Stock with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Similarly, the Stock Splits would not affect the continued quotation of the Common Stock on the OTCQB.

Except for the payment of cash in lieu of issuing fractional shares as described above, the Stock Splits would affect all shareholders equally. A shareholder's percentage ownership interest of the Common Stock would only be affected to the extent that the Reverse Split results in any shareholders receiving cash in lieu of a fractional share. The Stock Splits would not alter or otherwise affect the voting rights or other rights of holders of Common Stock.

No person who has been a director or executive officer of the Company since the beginning of the last fiscal year, nor any associate of any such director or executive officer has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stock Splits other than their interests in the Stock Splits as shareholders.  However, due to the treatment of fractional shares and the elimination of shareholders holding fewer than 500 shares of Common Stock, the proportionate share voting power of each shareholder, including directors and executive officers that hold at least 500 shares of Common Stock could increase, subject to the treatment of fractional shares with respect to any such shareholder, director or executive officer.

Procedure for Effecting the Stock Splits

If the shareholders approve the amendments to the Articles of Incorporation, at such time that the Board deems advisable, the Board will direct the Company to file such Certificates of Amendment with the Secretary of State of the State of Nevada. The Board may delay effecting the Stock Splits without re-soliciting shareholder approval. The Stock Splits would become effective on the effective date of the Certificates of Amendment. As of the effective date of the Stock Splits, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Stock Splits, registered shareholders will receive a transmittal letter from the Company's transfer agent with instructions. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after you have properly completed and transmitted to the transfer agent the transmittal letter. Registered shareholders who hold their shares of Common Stock in certificate form who are not entitled to post-split shares of Common Stock will be instructed to return their certificate(s) to the Company's transfer agent along with the completed transmittal letter. The transfer agent will mail a check to you as soon as practicable after the stock certificate(s) and the completed transmittal letter are received.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Street Name Holders of Common Stock

Upon the Stock Splits, the Company intends to treat shareholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as registered shareholders whose shares are registered in their names. Nominees will be instructed to effect the Stock Splits for their beneficial holders holding the Common Stock in street name. However, nominees may have different procedures than registered shareholders for processing the Stock Splits and making payments for fractional shares. Accordingly, shareholders holding Common Stock in street name should contact their nominees.

Escheat Considerations

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the Stock Splits may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Option Plans

As of March 29, 2013, there were options to purchase 810,360 shares of Common Stock outstanding under the Royal Bodycare, Inc. 2003 Stock Incentive Plan and the RBC Life Sciences, Inc. 2006 Stock Incentive Plan. All outstanding options would be appropriately adjusted, as required by their terms, for the Stock Splits automatically on the effective date of such Stock Splits. Accordingly, if the Stock Splits are implemented, as of the effective date of the Stock Splits, the number of all outstanding options, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the applicable Stock Split ratios (subject to the treatment of fractional shares to be determined by the Board in accordance with the terms of the applicable stock plan).

Accounting Matters

The Stock Splits would affect the Shareholders' Equity accounts on our balance sheet. Because the par value of the Common Stock would remain unchanged on the effective date of the Stock Splits, the reduction in the number of Common Stock shares outstanding as a result of the stock splits would result in a decrease to the Common Stock capital account, which would be offset by an increase to the Additional Paid-In Capital account. Further, both the Common Stock and Additional Paid-In Capital accounts would be reduced as a result of the payment of cash in lieu of fractional share interests. The per share net income or loss and net book value of the Common Stock would be increased because there would be fewer shares of Common Stock outstanding. Prior periods' per share amounts would be restated to reflect the Stock Splits.

Certain Federal Income Tax Consequences

Below is a summary of certain federal income tax consequences to the Company and the shareholders resulting from the Stock Splits. This summary is based on United States federal income tax law existing as of the date of this Proxy Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code of 1986, as amended (the “Code”). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Stock Splits would be treated as a “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Stock Splits.

Except for shareholders receiving cash in lieu of fractional shares as a result of the Reverse Split, shareholders would continue to hold Common Stock immediately after the Stock Splits, and should not recognize any gain or loss in the Reverse Split and would have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Stock Splits. A U.S. holder who receives cash instead of a fractional share of post-Reverse Split shares would be treated as having received the fractional share of post-Reverse Split shares pursuant to the Reverse Split and then as having exchanged the fractional share of post-Reverse Split shares for cash in a transaction treated generally as a taxable sale of the shares.

If you (a) receive cash in exchange for a fractional share as a result of the Stock Splits, (b) you do not continue to hold any Common Stock immediately after the Stock Splits, and (c) you are not related to any person or entity that holds Common Stock immediately after the Stock Splits, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock. Certain limitations apply to the deductibility of capital losses.

If you are related to a person or entity who continues to hold Common Stock immediately after the Stock Splits, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (a) is “not essentially equivalent to a dividend,” or (b) is a “substantially disproportionate redemption of stock.” ·You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in the Company resulting from the Stock Splits is considered a “meaningful reduction” given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test. The receipt of cash in the Stock Splits will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of Common Stock owned by you immediately after the Stock Splits is less than 80% of the percentage of shares of Common Stock owned by you immediately before the Stock Splits and you own less than 50% of the outstanding shares of Common Stock after the Stock Splits.

In applying the “not essentially equivalent to a dividend” and “substantially disproportionate redemption” tests, you will be treated as owning shares actually and constructively owned by certain individuals and entities related to you. If the redemption of shares of Common Stock is not treated as capital gain under any of the tests, then the entire amount of the payment you receive for your shares will be treated first as ordinary dividend income to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

If you receive cash as a result of the Stock Splits and continue to hold Common Stock immediately after the Stock Splits, you generally will be subject to the same rules for determining tax treatment as described above as if you constructively continue to hold shares of Common Stock. If you meet either the “not essentially equivalent to a dividend” test or the “substantially disproportionate redemption of stock” test, then you will recognize gain, but not loss, in an amount equal to the lesser of (a) the excess of the sum of aggregate fair market value of your shares of Common Stock plus the cash received over your adjusted tax basis in the shares, or (b) the amount of cash received in the Stock Splits. In determining whether you meet either test, you must take into account as shares you own both shares of Common Stock that you actually own and constructively own (i.e., shares owned by certain individuals or entities related to you) before and after the Stock Splits. Your aggregate adjusted tax basis in your shares of Common Stock held immediately after the Stock Splits will be equal to your aggregate adjusted tax basis in your shares of Common Stock held immediately prior to the Stock Splits, increased by any gain recognized in the Stock Splits, and decreased by the amount of cash received in the Stock Splits.

With respect to shareholders who receive cash and actually own (or are related to one or more persons or entities who own) Common Stock after the Stock Splits, any gain or loss recognized in the Stock Splits will be treated, for federal income tax purposes, as long-term capital gain or loss (assuming that your receipt of cash either (a) is “not essentially equivalent to a dividend” with respect to you, or (b) is a “substantially disproportionate redemption of stock” with respect to you), provided that you have held your shares for more than one year. If you acquired shares redeemed in the Stock Splits at different times, you will be required to compute such gain or loss and determine whether such gain or loss is long-term or not, separately with respect to each such acquisition of shares. If your gain is not treated as capital gain under any of these tests, the gain will be treated as dividend income to you to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as a capital gain. Corporate holders of Common Stock are subject to special rules with respect to dividend income.

Required Shareholder Approval

Approval of the amendments to the Articles of Incorporation and to authorize the Board to effect the Stock Splits requires the affirmative vote of the holders of a majority of the Common Stock outstanding and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted toward the vote total for this proposal and will have the same effect as “against” votes.

Dissenters' Rights
Pursuant to Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”), shareholders who would be cashed-out as a result of the Reverse Split are entitled to dissent and may elect to have the Company purchase pre-Reverse Split shares of Common Stock that would become fractional shares as a result of the Reverse Split for a cash price that is equal to the “fair value” of such shares. The “fair value” of the shares of Common Stock means the value of such shares immediately before the effectuation of the Reverse Split, excluding any appreciation or depreciation in anticipation of the Reverse Split, unless exclusion of any appreciation or depreciation would be inequitable.
Chapter 92A is set forth in its entirety in Appendix C to this Proxy Statement. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters' rights. You should seek the advice of counsel if you are considering exercising your dissenters' rights.
Shareholders who perfect their dissenters' rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by a Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could he based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the per share price to be paid in connection with the Reverse Split. In addition, shareholders who invoke dissenters' rights may be entitled to receive payment of a fair rate of interest from the effective date of the Reverse Split.
Within 10 days after the Company effects the Reverse Split, the Company will send a written notice (a “Dissenters' Rights Notice”) to all the record shareholders of the Company entitled to dissenters' rights. The Dissenters' Rights Notice will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first public announcement or announcement to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the applicable provisions of Chapter 92A; and (iii) a brief description of the procedures that a shareholder must follow to exercise dissenters' rights.
In order to maintain eligibility to exercise dissenters' rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters' Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters' Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters' Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.
Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the effective date of the Reverse Split. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2012 and the most recent interim financial statements; (ii) a statement of the Company's estimate of the fair value of the shares; and (iii) a statement of the dissenter's right to demand payment for the difference between the Company's estimate of the fair value of the shares and the shareholder's estimate of the fair value of the shares. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting shareholder may enforce the dissenter's rights by commencing an action in Clark County, Nevada or if the dissenting shareholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.
If a dissenting shareholder disagrees with the amount of the Company's payment, the dissenting shareholder may, within 30 days of such payment, notify the Company in writing of the dissenting shareholder's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company.
If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting shareholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters' rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters' rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a shareholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a shareholder owns shares through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.
A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters' rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand.
The foregoing summary of the rights of dissenting shareholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any dissenters' rights of appraisal available under Chapter 92A. The preservation and exercise of dissenters' rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Appendix C to this Proxy Statement.
Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION, AND TO AUTHORIZE THE BOARD TO EFFECT A 1-FOR-500 REVERSE STOCK SPLIT OF THE COMMON STOCK, AND TO IMMEDIATELY THEREAFTER EFFECT A 50-TO-1 FORWARD STOCK SPLIT OF THE COMMON STOCK, ON A DATE TO BE DETERMINED AT THE DISCRETION OF THE BOARD. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3
TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.
Background
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 and Section 14A of the Exchange Act, we are providing you with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the rules of the SEC.
As described in detail below under the heading “Compensation Discussion and Analysis”, our executive compensation program is intended to motivate our Named Executive Officers to achieve goals set by the Company and to reward them for achieving those goals. Under the executive compensation program, our Named Executive Officers are rewarded for achieving corporate performance goals as well as increased shareholder value. We believe this structure aligns executive pay with our financial performance and the creation of sustainable shareholder value. The Compensation Committee of the Board continually reviews our executive compensation program to ensure it achieves the goals of aligning our compensation with current market practices and your interests as shareholders. For additional information on our executive compensation, we urge you to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
We ask you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation policies and practices with respect to our Named Executive Officers as described in this Proxy Statement. Accordingly, we are submitting the following resolution for an advisory shareholder vote at the Annual Meeting:
“RESOLVED, that the shareholders of RBC Life Sciences, Inc. approve, on an advisory basis, the overall compensation of RBC Life Sciences, Inc.'s Named Executive Officers, as described in its Proxy Statement for this annual shareholder meeting, including the Compensation Discussion and Analysis, the summary compensation table and the other related tables and disclosures.”

While this “say-on-pay” vote is advisory and will not be binding on the Company or the Board, it will provide valuable information to our Compensation Committee regarding shareholder sentiment about our executive compensation. We invite shareholders who wish to communicate with the Board on executive compensation or any other matters to contact us as provided under “Corporate Governance - Communication with the Board.”
Approval of this Proposal will require the affirmative vote of at least a majority of the voting power present or represented at the Annual Meeting.
Recommendation

The Board unanimously recommends that shareholders vote FOR the approval of the proposal to approve the overall compensation of our Named Executive Officers. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE ON THE PROXY

PROPOSAL 4
TO SELECT, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF SHAREHOLDER VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

General

In addition to the “say-on-pay” proposal above, shareholders are being asked to vote, on an advisory basis, on how frequently the Company should present shareholders with a vote on the compensation of our Named Executive Officers. You may vote to have an advisory vote on our Named Executive Officer compensation held annually, every two years or every three years, or you may abstain. As required under SEC rules, this non-binding “frequency” vote will be presented to shareholders at least once every six years beginning with the Annual Meeting.

After careful consideration of this proposal, the Board determined that an advisory vote on Named Executive Officer compensation once every three years is the most appropriate alternative for the Company at this time and recommends that you vote for a three-year interval for the advisory shareholder vote on Named Executive Officer compensation. An advisory vote on executive compensation once every three years is consistent with our policy of seeking input from, and engaging with, our shareholders on corporate governance matters and our executive compensation program.

This vote on the frequency of shareholder say-on-pay votes is advisory, and therefore will not be binding on the Company. However, we value our shareholders' opinions, and the Compensation Committee will take into account the outcome of the vote when recommending a say-on-pay voting frequency to the Board. In voting on this proposal, you should be aware that you are not voting “for” or “against” the Board's recommendation on the frequency of holding advisory shareholder say-on-pay votes. Rather, you are voting on your preferred voting frequency by choosing the option of one year, two years or three years, or you may abstain from voting on this proposal.

Recommendation

The Board unanimously recommends that shareholders vote for the OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON the compensation of our Named Executive Officers. Proxies solicited by the Board will be so voted unless shareholders specify a contrary choice in their voting instructions.

CORPORATE GOVERNANCE

Independence

Because the Common Stock is traded on the OTCQB, which is operated by the OTC Markets Group Inc., the Company is not subject to the corporate governance standards of any securities exchange or The NASDAQ Stock Market regarding the independence of its Board members.  However, the Board has determined that Mr. Kaiser, Mr. Philipp and Ms. Tysinger are each an “independent director” as defined in the listing standards of NASDAQ while the remaining directors are not.  In the last three years, there have been no transactions, relationships or arrangements, other than in connection with service on the Board, between the independent directors and the Company.

Board Leadership Structure and Risk Oversight

The Board has no policy respecting the need to separate or combine the offices of Chairman of the Board and CEO; the Board makes this decision based on its best judgment at any given point in time.  In accordance with the Company’s bylaws, the Board elects the CEO and the Chairman of the Board, and each of these positions may be held by the same person or may be held by two persons.  Clinton H. Howard, the Company’s founder and largest shareholder, has served as the Company’s Chairman of the Board since its founding.  He has also served as CEO since coming out of retirement in June 2010, a position which he held from the founding of the Company until he retired in December 2008.  The Board believes that the present structure provides strong unified leadership for the Company's management team and the Board by an individual who, as the Company's founder and largest shareholder, is uniquely qualified to fill these roles.

The Company believes that its leadership structure allows the directors to provide effective oversight of its risk management function.  The Board administers its risk oversight function as a whole and through its Board committees.  The Board regularly receives information regarding the Company’s operations, liquidity and credit from senior management. During its review of this information, the Board discusses, reviews and analyzes risks associated with these areas, as well as risks associated with current and new business strategies.  The Audit Committee oversees management of financial and compliance risks and potential conflicts of interest.  The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence to compliance and regulatory requirements.  In carrying out its responsibilities, the Audit Committee works closely with members of the Company’s executive management and employees of the firm to which the external audit services of the Company are outsourced.  The Compensation Committee oversees management of risks related to compensation policies and practices.  Each of these committees reports on these risks to the entire Board.

Meetings and Committees of the Board

The Board held five meetings during 2012.  During 2012, each director, attended at least 75% of the meetings of the Board and of the committees on which he or she served.  The Company does not have a policy regarding attendance by members of the Board at the Company’s annual meeting of shareholders, although the Company has always encouraged its directors to attend its annual meeting of shareholders.  In 2012, all of the then elected directors attended the Company's annual meeting of shareholders.

The Board has two permanent committees, the Audit Committee and the Compensation Committee. The Board also appointed the Special Committee, which met on October 16, 2012, to review the merits of a reverse stock split and a forward stock split, and to make a recommendation to the Board. See "Proposal 2 - Background" above for more details on the Special Committee.

Audit Committee

The Audit Committee Charter adopted by the Board is available to shareholders on the Company’s website located at www.rbclifesciences.com.  In accordance with its charter, the Audit Committee’s functions include (i) engaging independent auditors and determining their compensation; (ii) reviewing audit results and the results of interim financial statement reviews with the independent auditors and management; (iii) overseeing the Company’s financial reporting process and internal control systems; (iv) authorizing any non-audit services provided by the independent auditors and the compensation for those services; and (v) initiating and supervising any special investigation it deems necessary regarding the Company’s accounting and financial policies and controls.

In addition to these functions, in April 2010, the duties of a nominating committee were assigned by the Board to the Audit Committee, and its charter was amended accordingly.  These functions include identifying, evaluating and recommending candidates for membership on the Board; and periodically reviewing and making recommendations with respect to the composition of the Board and assignments to Board committees.

The Audit Committee, established in accordance with section 3(a)(58)(A) of the Exchange Act, consists of two directors, Messrs. Kaiser (Chair) and Philipp.  The Board has determined that Mr. Kaiser meets the definition of a “financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Audit Committee held nine meetings during 2012.  All committee members attended all committee meetings.

Compensation Committee

The Compensation Committee Charter adopted by the Board is available to shareholders on the Company’s website located at www.rbclifesciences.com.  In accordance with its charter, the Compensation Committee’s functions include (i) establishing and administering the Company’s officer compensation policies, which function includes setting the compensation of the CEO and all other executive officers of the Company; (ii) administering the Company’s stock incentive plans; and (iii) overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company’s officers.

During 2012 the Compensation Committee consisted of two directors, Messrs. Philipp (Chair) and Kaiser.  The Compensation Committee held ten meetings during 2012. All committee members attended all committee meetings.

Director Nominations

The Company does not have a standing nominating committee; however, the functions of a nominating committee were assigned to the Audit Committee in April 2010.  Prior to that time, the entire Board fulfilled the role of the nominating committee.

In accordance with the Board’s current policy, only nominees approved by the Audit Committee, which include the current slate of director nominees, are recommended to the full Board. The Audit Committee does not have a diversity policy or other policy that sets forth minimum qualifications by which potential nominees are evaluated.  The goal of the Audit Committee is to recommend nominees who have experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness.  In selecting and evaluating potential nominees, the Board considers, among other factors, the existing composition of the Board and the mix of Board members appropriate for the perceived needs of the Company.  In evaluating potential director candidates, the Audit Committee also seeks to ensure that the Board always has at least one member that meets the definition of a “financial expert” as defined under the Exchange Act.  Candidates nominated by shareholders are evaluated in the same manner as other candidates. The Company does not utilize third parties to identify or evaluate potential director nominees.  Also, any nominee must be willing to serve for the nominal director’s compensation paid by the Company.

The Audit Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail to the Company, c/o Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038, that sets forth: (1) the name, business address, residence address, date of birth, biographical data and qualifications of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of Common Stock beneficially owned by each proposed nominee; (3) any other information regarding the proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders pursuant to Regulation 14(a) of the Exchange Act; (4) the name, business address and residence address of the shareholder making the recommendation; and (5) the number of shares of Common Stock beneficially owned by the shareholder making the recommendation. The Audit Committee may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of the proposed nominee to serve as a director of the Company.  Shareholder recommendations will be considered only if received no less than 120 days before the date of the proxy statement sent to shareholders in connection with the previous year’s annual meeting of shareholders.  The Company has not received any recommendation of a director nominee from any shareholder.

Compensation Committee Interlocks and Insider Participation

Only Messrs. Philipp and Kaiser were members of the Compensation Committee at any time during 2012, each of whom was determined to be an independent director.  There are no compensation committee interlocks between the members of the Company’s Compensation Committee and any other entity.

Communication with the Board

Shareholders and other interested parties may communicate with the Board, including outside directors (i.e. directors who are not also employees or consultants), by sending written communication to the directors c/o the Chairman of the Board, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.  Any communication to a specific director will be forwarded to that director. As to all other communications, the Chairman, or his designate, will review such communications and forward them to the appropriate director(s).

Code of Ethics

The Board has adopted a Code of Ethics applicable to all directors, officers and employees of the Company, including its principal executive officer and its principal financial and accounting officer. The Code of Ethics is available to shareholders on the Company’s web site located at www.rbclifesciences.com. A copy of the Code of Ethics will be provided upon request directed to the Company’s Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.

Policies and Procedures Regarding Related Person Transactions

The Board has adopted a written policy regarding related person transactions. For purposes of this policy:

•	a “related person” means any of the Company’s directors, executive officers, nominees for director or 5% shareholders or any of their immediate family members; and

•
a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of the executive officers, directors and nominees for director is required to disclose to the Audit Committee certain information relating to related person transactions for review, approval or ratification by the Audit Committee. Disclosure to the Audit Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Audit Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Audit Committee’s determination that consummation of the transaction is not or was not contrary to the Company’s best interests. Any related person transaction must be disclosed to the full Board.

Director Compensation

Each inside director (i.e. a director that is also an employee or consultant) receives: (i) a quarterly retainer of $300, (ii) a fee of $500 for each Board meeting attended during the year and (iii) a stock option to purchase 600 shares of Common Stock for each Board meeting attended during the year, subject to approval by the Board at the end of each year.  Each outside director receives: (i) a quarterly retainer of $2,000, (ii) a fee of $500 for each Board meeting attended during the year, (iii) a stock option to purchase 600 shares of Common Stock for each Board meeting attended during the year, subject to approval by the Board at the end of each year, and (iv) up to $400 per month of the Company’s nutritional supplement products for personal use.  With respect to service on a committee of the Board, the committee chair receives $1,000 per meeting attended while other committee members receive $500 per meeting attended.

The following table summarizes director compensation for 2012 for all directors not included in the Summary Compensation Table below.
DIRECTOR COMPENSATION TABLE

Name (a) (1)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (c)	All Other Compensation ($) (g)		Total ($) (h)
Andrew V. Howard	3,200	476	73,725	(2)	77,401
Robert A. Kaiser	24,500	476	1,252		26,228
Joseph P. Philipp	24,000	476	338		24,814
Kenneth L. Sabot (3)	3,200	—	354		3,554
Cynthia L. Tysinger	2,500	285	—		2,785
_________________________

(1)	At December 31, 2012, Messrs. Howard, Kaiser, and Philipp and Ms. Tysinger held outstanding options to purchase 9,000, 16,200, 26,400 and 1,800 shares of Common Stock, respectively.
(2) Includes commissions and consulting fees paid to Mr. Howard as a network marketing Associate of the Company.

(3)	Mr. Sabot resigned as a director on August 20, 2012.

Shareholder Proposals for the 2014 Annual Meeting of Shareholders

An eligible shareholder who wishes to include a proposal in the Company’s proxy statement for the 2014 annual meeting of shareholders must submit it, in accordance with Rule 14a-8 of the Exchange Act, so that it is received by the Company’s Secretary, at the Company’s executive offices, on or before January 3, 2014.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board.  Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.  The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2012 with management and the independent registered public accounting firm;

•
discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and

•	discussed with the independent registered public accounting firm such firm’s independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

AUDIT COMMITTEE
Robert A. Kaiser, Chair
Joseph P. Philipp

Independent Registered Public Accounting Firm

The Audit Committee has appointed Lane Gorman Trubitt, PLLC (“LGT”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2013.

Audit Fees and Non-Audit Fees

The aggregate fees for professional services rendered by LGT for 2012 and 2011 were as follows:

	2012	2011
Audit Fees(1)	$125,600	$102,300
Audit-Related Fees	—	—
Tax Fees(2)	20,600	18,260
All Other Fees	—	—
Total	$146,200	$120,560
__________________________

(1)	Represents fees for professional services in connection with the audit of the Company’s annual financial statements and reviews of quarterly interim financial statements.

(2)	Represents fees for tax compliance, tax advice and tax planning relating to the preparation and filing of the Company’s federal and state tax returns.

Representatives of LGT are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accounting firm to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.  All of the professional services rendered by LGT for audit-related fees and tax fees during 2012 and 2011 were pre-approved by the Audit Committee.

EXECUTIVE OFFICERS

The following table sets forth, as of March 29, 2013, the name, age and position of each of the executive officers of the Company.

Name	Age	Position
Clinton H. Howard	84	Chairman of the Board, Chief Executive Officer
Steven E. Brown	57	Director, President
Kevin B. Young	53	Vice President-Marketing and Sales
Douglas Wheeler	40	Vice President-Operations
Richard S. Jablonski	52	Vice President-Finance, Chief Financial Officer and Secretary

See “Director Nominees” above for business experience information concerning Mr. Howard and "Directors Continuing in Office" for Mr. Brown.

Kevin B. Young became Vice President-Marketing and Sales in May 2010 after serving as Director of Sales since joining the Company in March 2008. From 2007 to March 2008, Mr. Young served as a marketing and sales consultant to companies in the direct sales industry and, from 2006 to 2007, was Director, Sales Training and Communications for Home Interiors and Gifts, Inc., a network marketing company that was engaged in the sale of interior decorations. From 2004 to 2006, Mr. Young served as Senior Director of Global Communications for Mannatech, Inc., a global distributor of nutritional supplements. Prior to joining Mannatech, Inc., Mr. Young held various sales and marketing positions with various companies in the telecommunications and other industries.

Douglas R. Wheeler became Vice President-Operations in September 2011 after serving in various operational positions since joining the Company in 1998. Mr. Wheeler joined the Company as a manager in its call center and was promoted to Operations Manager in September 2006 and to Director of Operations in February 2011. Prior to joining the Company, Mr. Wheeler was the Customer Service Manager for a network marketing company engaged in the sale of nutritional supplements and personal development materials.

Richard S. Jablonski became Vice President-Finance, Chief Financial Officer and Secretary upon joining the Company in June 2012. Prior to joining the Company, Mr. Jablonski was Vice President of Finance for Michaels Stores, Inc. ("Michaels"), a national retailer of arts and crafts materials, from February 2008 to January 2012. During his tenure with Michaels, Mr. Jablonski served in various capacities, including Controller and Principal Accounting Officer. Prior to his service with Michaels, Mr. Jablonski was Vice President - Finance for RadioShack Corporation, a national retailer of electronics and mobile technology products and services, from September 2003 to April 2007. Mr. Jablonski was responsible for financial and strategic planning, analysis and management reporting for a variety of RadioShack's businesses and functions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee annually reviews and approves goals and objectives for the CEO, as well as evaluates his performance and approves his compensation. In consultation with the CEO, the Compensation Committee also reviews and approves goals and objectives for the other executive officers of the Company, as well as evaluates their respective performance and approves their respective compensation.  In addition, the Compensation Committee is responsible for the grant of all stock option awards and any other awards under the Company’s equity compensation plans.  While the Compensation Committee is comprised solely of independent directors, as a practical matter, it is not completely independent from Clinton H. Howard because of Mr. Howard’s percentage ownership of the Common Stock (see table under the caption “Security Ownership of Certain Beneficial Owners and Management”).

The Compensation Committee has reviewed the Company's compensation policies and practices and determined that its compensation programs are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed the compensation programs for certain design features which have been identified as having the potential to encourage excessive risk-taking and concluded that the Company's compensation programs do not encourage excessive risk.

In the remaining discussion under this section, “Compensation Discussion and Analysis,” with respect to compensation matters involving Mr. Howard, the “Committee” shall refer to the Compensation Committee.  With respect to compensation matters involving named executive officers ("NEOs") other than Mr. Howard, the “Committee” shall refer to the Compensation Committee and Mr. Howard.

Compensation Decision-Making Process

The compensation of the NEOs in 2012 was largely determined by their respective employment agreements.  The employment agreements between the Company and the NEOs were negotiated and approved by the Committee.

Under its charter, the Committee has the authority to retain independent counsel or other advisers as it deems necessary to carry out its responsibilities; however, the Compensation Committee did not retain the services of any compensation consultant in 2012 or prior years.  In making executive compensation decisions, the Committee utilizes “tally sheets” and informally assembled competitive market data.  Tally sheets are designed to set forth in one place the total compensation of each officer for the current and previous year, including base salary, past and projected incentive compensation, option grants and any other form of compensation. The Committee believes these tally sheets are helpful in providing a clear picture of the total compensation package available to the executive officers.  The Committee does not engage in benchmarking as part of its decision-making process. However, for a more general purpose than benchmarking, the Committee informally considers competitive market practices with respect to the salaries and total compensation paid by other similarly-sized companies to their executive officers.  In this regard, the Committee reviews annual reports on Form 10-K and other public filings of similarly-sized companies as well as other compensation survey information available to it.  While the Committee views all of this comparative data as important, this information is used as a guide to aid the Committee and not as the sole determinative factor. The Committee also considers and views as equally relevant the employment market in which the Company competes, industry competitive conditions, individual executive officer performance during the year and overall Company performance.

Objectives of the Compensation Program

The principal objectives of the executive compensation program are to:

•	Align the interests of executives with those of the shareholders;

•	Provide incentives for the achievement of corporate performance goals;

•	Support an environment that rewards executive officers based upon corporate results; and

•	Maintain a competitive salary structure to attract, motivate and retain qualified executives.

The executive compensation program is intended to motivate the NEOs to achieve goals set by the Company and to reward them for achieving those goals.

Elements of Compensation and Relationship to Compensation Objectives

The principal elements of the Company’s executive compensation program are:

•	Base salary;

•	Cash incentive payments;

•	Equity-based incentive payments;

•	Termination payments; and

•	Other benefits.

The Committee does not have a formal policy regarding the allocation of compensation between cash and non-cash elements or long-term and currently paid elements.  Rather, it uses its judgment and experience in determining the mix of compensation for the NEOs.  In addition, there are no formal stock ownership guidelines for the NEOs.

Base salary. Base salary is intended to provide economic security for the NEOs at a level sufficient to attract and retain their services, and to reward current performance.   Base salary is set by the Committee as described above, giving consideration to individual performance, level of responsibility, skills, qualifications and experience, and is incorporated into the respective employment agreement of each NEO.  Based on the evaluation and judgment of the Committee, the base salaries of the NEOs remained unchanged from their respective base salaries in 2011, with the exception of Mr. Brown, whose base salary was increased to $280,000 in connection with his appointment as President in June 2012.

Cash incentive payments.     Cash incentive plans, which are provided at the discretion of the Committee in accordance with the respective employment agreement of each NEO, are intended to create a financial incentive to achieve specific financial performance goals established by the Committee. As of March 29, 2013, the Committee has not adopted a cash incentive plan for the NEOs for 2013. No bonuses were earned or paid under the cash incentive plan in effect during 2012.

Equity-based payments.     Equity-based payments have been paid to the NEOs in the form of stock option grants.  Grants are not made to NEOs each year and there is no formula by which grants are made.  When grants are made, factors considered include, but are not limited to, individual performance, level of responsibility and potential future contribution.  Because of the direct relationship between the value of an option and the market price of the Common Stock, the Committee believes that these grants motivate the NEOs to manage the Company in a manner that is consistent with the interests of the shareholders.  Option grants to the NEOs have typically carried a five-year vesting schedule and a nine-year term.  The Committee believes that the long-term nature of these options also serves as a retention tool. On December 11, 2012, in connection with their service as directors, the following NEOs received stock option grants that vested immediately: (i) Mr. Howard received a stock option grant to purchase 3,000 shares of Common Stock at an exercise price of $0.176 per share; and (ii) Mr. Brown received a stock option grant to purchase 3,000 shares of Common Stock at an exercise price of $0.16 per share. As a result of joining the Company in 2012, Mr. Jablonski received a stock option grant to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share. Mr. Jablonski's option grant vests over five years. There were no other option grants to the NEOs in 2012. Amounts earned with respect to option grants are set forth in the Summary Compensation Table below.  The Company has no program, plan or practice to time executive option grants in coordination with announcements of material nonpublic information.

Termination payments.     The employment agreement of each NEO provides for termination payments upon the occurrence of various triggering events.  These payments are described below under the caption “Employment Agreements and Post-Termination Compensation.”  In general, the Committee believes that NEOs should be provided with reasonable termination benefits in order to attract and retain talented employees in a market where such benefits are commonly available.  Reasonable termination benefits also recognize that it may be difficult for the NEOs to find comparable employment within a short period of time.  The employment agreements with the NEOs do not provide for termination payments in connection with a change of control.

Other benefits.     The Company provides benefits to the NEOs that the Committee believes are reasonable and consistent with the overall compensation program.  These benefits are intended to make the compensation program competitive with other employment opportunities and encourage continued service.  The Company provides a 401(k) plan and various group insurance plans for the benefit of all employees.  The Company makes matching contributions to the 401(k) plan equal to 10% of employee contributions and pays a portion of the employees’ group insurance premiums.  Employee contributions to the 401(k) plan vest immediately; Company contributions vest after three years of service.  The Company also provides a monthly allowance of the Company’s nutritional supplement products at no-charge.  NEOs participate in these plans on the same basis as other employees of the Company, except with respect to the life insurance plan, and the monthly allowance for no-charge products.  With regard to these benefits, the Company provides to certain senior managers additional life coverage at an aggregate cost of coverage related to the NEOs of approximately $4,000 per year, and the total cost of no-charge products provided to the NEOs is approximately $4,000 per year.

In accordance with their respective employment agreements, Mr. Howard has certain of his club dues and supplementary medical insurance costs reimbursed, Mr. Brown receives a monthly automobile allowance and Mr. Jablonski receives a monthly benefits allowance.

The aggregate amount earned by each NEO for these benefits is set forth in the All Other Compensation Table below.

Employment Agreements

Since 2004, the Company has followed a practice of providing employment agreements to senior management.  The Committee believes that these employment agreements help attract and retain key executives, thus promoting stability and continuity of senior management, while providing the necessary flexibility to manage executive performance and compensation.

Mr. Howard.  Mr. Howard became CEO in June 2010. In connection with this appointment, Mr. Howard entered into an employment agreement with the Company that automatically renews for one year terms, expiring December 31, 2013.

Mr. Brown.  Mr. Brown became President in June 2012. In August 2012, Mr. Brown entered into an employment agreement with the Company that will expire on December 31, 2015. Prior to his appointment as President, the employment agreement in effect for Mr. Brown was a three-year agreement expiring on December 31, 2012.

Mr. Young.  The employment agreement that was in effect for Mr. Young during 2012 expired on December 31, 2012. To replace the expiring agreement, the Company entered into a new one-year agreement with Mr. Young, which became effective January 1, 2013. The terms of the new agreement are substantially the same as the expired agreement.

Mr. Jablonski. Mr. Jablonski became Vice President - Finance and Chief Financial Officer in June 2012. In August 2012, Mr. Jablonski entered into an employment agreement with the Company that will expire on December 31, 2013.

The current NEO employment agreements, along with the related termination benefit provisions, are described in more detail below under the caption “Employment Agreements and Post-Termination Compensation.”

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to NEOs. However, this deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the related regulations. The Committee has considered these limitations and intends, in all appropriate circumstances, to qualify compensation paid to the NEOs for deductibility under Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.  Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

This report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference therein.

COMPENSATION COMMITTEE
Joseph P. Philipp, Chair
Robert A. Kaiser

Executive Compensation

The following table sets forth summary compensation information during 2012, 2011 and 2010 for the Company’s CEO; the Company’s two other most highly compensated executive officers; and the Company's Chief Financial Officer as of December 31, 2012 (collectively, the “NEOs”):
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (1) (c)	All Other Compensation ($) (2) (i)	Total ($) (j)
Clinton H. Howard, Chairman, CEO (3)	2012	325,000	22,852	347,852
	2011	325,000	24,215	349,215
	2010	130,000	131,445	261,445

Steven E. Brown, President (4)	2012	270,924	4,958	275,882
	2011	244,818	7,009	251,827
	2010	231,417	7,551	238,968

Kevin B. Young, Vice President-Marketing and Sales (5)	2012	160,000	2,246	162,246
	2011	160,000	767	160,767
	2010	150,462	1,735	152,197

Richard S. Jablonski, Vice President - Finance and Chief Financial Officer (6)	2012	103,846	30,888	134,734

_________________________

(1)	Represents base salary paid in accordance with employment or other salary agreements in effect for each respective year.

(2)	Represents amounts detailed in the All Other Compensation Table below.

(3)	Mr. Howard retired as CEO on December 31, 2008 and served as a consultant to the Company until June 2010, at which time he was re-appointed to the position of CEO.

(4)
Mr. Brown was appointed to the position of President in June 2012. Prior to June, 2012, he served as Executive Vice President and Chief Financial Officer from June 2011 to June 2012 and as Vice President-Finance and Chief Financial Officer from May 1994 to June 2011.

(5)	Mr. Young joined the Company in March 2008 as Director of Sales. He held that position until his appointment as Vice President-Marketing and Sales in May 2010.

(6)	Mr. Jablonski joined the Company in June 2012 as Vice President-Finance and Chief Financial Officer.

All Other Compensation Table

		Compensation for Service as a Director			Perquisites and Personal Benefits ($) (3)
Name	Year	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Consulting fees (2)		All Other Compensation ($)
Clinton H. Howard	2012	3,200	476	—	19,176	22,852
	2011	4,200	1,500	—	18,515	24,215
	2010	5,700	—	115,464	10,281	131,445

Steven E. Brown	2012	3,200	476	—	1,282	4,958
	2011	4,200	1,954	—	855	7,009
	2010	5,700	—	—	1,851	7,551

Kevin B. Young	2012	—	—	—	2,246	2,246
	2011	—	—	—	767	767
	2010	—	—	—	1,735	1,735

Richard S. Jablonski	2012	—	—	—	30,888	30,888

_________________________

(1)
Represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used to calculate the fair value of option awards, see Note J, Share-Based Compensation, of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents consulting fees paid under a consulting arrangement in effect during the applicable year.

(3)
Represents payment of matching contributions to a 401(k) plan, the cost of Company products provided at no-charge, and, in the case of Mr. Howard, an automobile allowance and reimbursement of certain club dues and payment of health insurance premiums related to a plan not generally available to all salaried employees. The amount for Mr. Jablonski includes $25,000 which represents the grant date fair value of options granted for the purchase the Company's Common Stock. See footnote (4) under Grants of Plan Based Awards elsewhere in this Proxy Statement for a description of the grant. In addition, the amount for Mr. Jablonski includes a monthly benefits allowance.

The following table presents information concerning all grants of plan-based awards to the NEOs in 2012. There was no non-equity incentive plan compensation earned by the NEOs for 2012 pursuant to prior year grants.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Options (#) (j)	Awards ($/Sh) (k)	Awards ($) (1) (l)
Clinton H. Howard	1/26/2012 (2)	—	20,527	80,346	—	—	—
	12/11/2012 (3)	—	—	—	3,000	0.18	476

Steven E. Brown	1/26/2012 (2)	—	20,527	80,346	—	—	—
	12/11/2012 (3)	—	—	—	3,000	0.16	476

Kevin B. Young	1/26/2012 (2)	2,918	15,836	44,295	—	—	—

Richard S. Jablonski	6/18/2012 (2) (5)	—	5,512	21,572
	6/25/2012 (4)				100,000	0.25	25,000

(1) Represents the aggregate grant date fair value of option awards. For a description of the assumptions used to calculate the fair value of option awards, see Note J, Share-Based Compensation, of the notes to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.
(2) On January 26, 2012, the Committee adopted a cash incentive bonus plan that was made effective as of January 1, 2012. Incentive bonuses under this plan were calculated by applying percentages specified in the plan to increments of earnings, as such term is defined in the plan, in excess of base earnings ("Excess Earnings") up to a maximum amount of Excess Earnings. Target bonuses were calculated assuming Excess Earnings equaled 50% of the Excess Earnings eligible for bonuses under the plan. No incentive bonuses were earned under this plan in 2012.
(3) Reflects grants of stock options pursuant to the Company's director compensation policy.  These options were fully vested at the grant date and expire nine years after the date of grant.
(4) As a result of joining the Company in 2012, Mr. Jablonski received a stock option to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share. The options vest 20% annually beginning on the first anniversary of the grant date and expire nine years after the date of grant.
(5) Any amounts that would have been earned by Mr. Jablonski under the terms of the cash incentive bonus plan would have been pro-rated based on length of service in 2012.

The following table sets forth information concerning outstanding equity awards for each of the NEOs at December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)
Clinton H. Howard	2,400	—		0.583	12/17/2013
	35,600	—		0.583	12/17/2013
	5,400	—		0.31	1/1/2016
	3,000	—		0.20	12/22/2018
	3,600	—		0.22	12/15/2020
	3,000	—		0.18	12/11/2021

Steven E. Brown	4,200	—		0.210	12/28/2015
	4,800	—		0.82	11/29/2016
	21,200	—		0.815	11/29/2016
	2,400	—		0.530	12/17/2017
	18,400	4,600	(1)	0.53	12/17/2017
	3,000	—		0.20	12/22/2018
	5,400	—		0.28	1/1/2020
	3,600	—		0.20	12/15/2020
	3,000	—		0.16	12/11/2021

Richard S. Jablonski	—	100,000	(2)	0.25	6/25/2021

_________________________

(1)	Options were granted December 17, 2008 and vest 20% per year beginning December 17, 2009.

(2)	Options were granted June 25, 2012 and vest 20% per year beginning June 25, 2013.

Employment Agreements and Post-Termination Compensation

The Company has entered into employment agreements with Messrs. Howard, Brown, Young and Jablonski.  Except where otherwise noted, the terms of these agreements are identical.  Key terms include:

•	Principal position, effective date, term and base salary:

Name	Principal Position	Effective Date	Initial Term and Renewal Term	Annual Base Salary
Clinton H. Howard	CEO	January 1, 2013	Initial term ended December 31, 2012 with automatic one-year renewal terms unless 60 days notice is given	$325,000
Steven E. Brown	President	June 7, 2012	Initial term ending December 31, 2015 with an automatic one-year renewal term unless 30 days notice is given	$280,000
Kevin B. Young	Vice President-Marketing and Sales	January 1, 2013	One year term ending December 31, 2013 with no automatic renewal term	$160,000
Richard S. Jablonski	Vice President - Finance and Chief Financial Officer	June 18, 2012	Initial term ending December 31, 2013 with an automatic one-year renewal term unless 30 days notice is given	$200,000

•
Discretionary annual cash incentive compensation calculated as described above under the caption “Compensation Discussion and Analysis – Elements of Compensation and Relationship to Compensation Objectives – Cash Incentive Payments.”

•	Employee benefits generally provided to other executive officers.

•	A non-compete provision that extends for a 12–month period following termination for any reason.

•	Indemnification against any claims made against the executive for actions taken in good faith while performing services under the agreement.

•	Payment of post-termination compensation, which, in each case, is provided only if the executive signs a general release of claims in favor of the Company.

•	Under Mr. Howard's agreement, certain additional medical insurance benefits.

•	Under Mr. Brown's agreement, effective January 1, 2013, a monthly auto allowance of $750.

•	Under Mr. Jablonski's agreement, a monthly benefits allowance of $1,000.

These employment agreements provide for payment of post-termination compensation under certain circumstances, which are as follows:

•
Upon termination by the executive for Good Reason, as defined below, or by the Company without Cause, as defined below, the executive shall be entitled to receive (i) a lump sum payment for accrued, unused paid time off, (ii) a pro rata share of any annual cash incentive payment that would have been due under the agreement at the end of the year in which employment terminated, and (iii) the greater of (a) his monthly base salary through the last day of the then current term or (b) his monthly base salary for a period of six months payable, in each case, over a period of 12 months.

“Good Reason” is defined as (i) an uncured breach of the agreement by the Company or (ii) a material diminution in the nature or scope of the executive's respective responsibilities, duties or authority.
“Cause” is defined as (i) commission of a felony or lesser crime involving dishonesty or fraud, (ii) willful and continued failure to perform duties required by the agreement, (iii) failure to comply with laws applicable to the Company’s business operations, involvement with a competitor of the Company while employed by the Company or improper use of the Company’s trade secrets or records, (iv) engaging in fraud, dishonesty or similar conduct which damages the Company or (v) habitual intoxication or continued abuse of illegal drugs.

•
Upon termination by reason of death, disability, the executive’s election to resign or, in the case of Mr. Brown and Mr. Jablonski, his election not to renew the agreement, the executive, or his estate, as applicable, will be paid a lump sum payment for accrued, unused paid time off, plus a pro rata share of any annual cash incentive payment that would have been due under the agreement at the end of the year in which employment terminated.

•
Under Mr. Brown and Mr. Jablonski’s employment agreements, upon termination because the Company elects not to renew the agreements, Mr. Brown and Mr. Jablonski shall be entitled to receive (i) a lump sum payment for accrued, unused paid time off, and (ii) continued payment of base salary for a period of six months after the date of termination.

•
Under Mr. Howard's agreement, upon termination for any reason other than death, in exchange for post-termination consulting services required by the agreement, Mr. Howard will receive monthly consulting payments for a period of three years from the date of termination. The monthly payment amount is $14,433. This amount shall be reduced by 50% if all of Mr. Howard’s personal guarantees of Company obligations are released, or if employment is terminated due to disability or Cause.

Potential Payments Upon Termination

The following sets forth the hypothetical cash termination payments to Messrs. Howard, Brown, Young and Jablonski resulting from the triggering events described above.  The estimates below assume that the triggering event occurred on December 31, 2012.  Actual cash termination payments could differ materially depending on the facts and circumstances in effect at the time a triggering event occurs, if a triggering event should occur.

Clinton H. Howard

Triggering Event	Base Salary $	Incentive Compensation $		Benefits $	Consulting Fees $ (1)
Resignation for good reason or termination without cause	325,000	—	(2)	30,394	519,588
Resignation or non-renewal by either party	—	—	(2)	30,394	519,588
Death	—	—	(2)	30,394	—
Disability	—	—	(2)	30,394	259,794
Cause	—	—		—	259,794
_________________________

(1)	Consulting fee amounts were estimated assuming that Mr. Howard’s personal guarantees of Company obligations are not released during the three-year consulting period.

(2)
If the triggering event occurs on a date other than the end of the year, a pro rata share of the cash incentive compensation that would have been earned under the agreement for the year of termination would be payable to the executive.

Steven E. Brown, Kevin B. Young and Richard S. Jablonski

Triggering Event	Base Salary $	Incentive Compensation $		Benefits $
Resignation for good reason or termination without cause
Steven E. Brown	840,000	—	(1)	70,000
Kevin B. Young	160,000	—	(1)	6,154
Richard S. Jablonski	200,000	—	(1)	6,213
Death, disability or resignation
Steven E. Brown	—	—	(1)	70,000
Kevin B. Young	—	—	(1)	6,154
Richard S. Jablonski	—	—	(1)	6,213
Non-renewal by the Company
Steven E. Brown	140,000	—		70,000
Kevin B. Young	—	—		—
Richard S. Jablonski	100,000	—		6,213
_________________________

(1)
If the triggering event occurs on a date other than the end of the year, a pro rata share of the cash incentive compensation that would have been earned under the agreement for the year of termination is payable to executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about shares of Common Stock that may be issued under the Company’s equity compensation plans in effect as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	861,260	$0.40	1,901,775
Equity compensation plans not approved by security holders	—	—	—
Total	861,260	0.40	1,901,775
_________________________

(1)
Includes shares reserved for issuance under the 2003 Stock Incentive Plan, as amended and restated, approved by shareholders effective September 4, 2003, and the 2006 Stock Incentive Plan approved by shareholders effective June 6, 2006. Because the 2003 Stock Incentive Plan expired in 2008, no shares related to that plan are included in column (c).

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC.  Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the forms submitted to the Company, and written representations made by persons required to file these reports, the Company believes that all such persons complied with all Section 16(a) filing requirements applicable to them except that Messrs. Brown, Andrew Howard, Clinton Howard, Kaiser, and Philipp failed to timely file Form 4 upon receiving a grant of stock options on December 11, 2012; these Forms 4 were filed on February 19, 2013. Ms. Tysinger failed to timely file Form 3 upon receiving a grant of stock options on December 11, 2012; this Form 3 was filed on February 20, 2013.

Certain Relationships and Related Transactions

Leonid Lapp is the president of Coral Club International, Inc. (“CCI”).  CCI is the Company's largest customer, accounting for approximately 44% of the Company's 2012 consolidated net sales.  Mr. Lapp also beneficially owns approximately 18% of the Company's outstanding shares of common stock.  Since 2004, the Company and CCI have been parties to an exclusive distributorship agreement.  The Company's management, and the Board, have determined that the terms and conditions of the agreement between CCI and the Company are commercially reasonable and reflect economic terms negotiated at arms-length.

Clinton H. Howard has guaranteed a mortgage note of the Company, which amounted to $1,545,000 at December 31, 2012.  The Company has undertaken certain obligations to indemnify Mr. Howard and secure its obligations to him in the event the Company defaults on this loan.

Important Notice Regarding Delivery of Shareholder Documents

Owners of Common Stock who hold Common Stock through a broker or otherwise through a nominee and who share a single address may receive notice from the broker or nominee stating that only one copy of this Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2012 is being sent to that address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Notice of Annual Meeting and Proxy Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, he or she may contact the Company by mail addressed to Secretary, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038, or by telephone at (972) 893-4000.

Annual Report

The Company will furnish without charge a copy of its Annual Report on Form 10-K, including the financial statements and schedules thereto, for the year ended December 31, 2012 filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act to any shareholder (including any beneficial owner) upon written request to Richard S. Jablonski, Chief Financial Officer, RBC Life Sciences, Inc., 2301 Crown Court, Irving, Texas 75038.

By Order of the Board of Directors,

/s/ Richard S. Jablonski
Richard S. Jablonski Secretary

April 29, 2013

Appendix A
Form of Certificate of Amendment to the
Articles of Incorporation
to effect the Reverse Split

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

RBC Life Sciences, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Reset

A-1

Appendix B
Form of Certificate of Amendment to the
Articles of Incorporation
to effect the Forward Split

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

RBC Life Sciences, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"FOURTH:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

Reset

B-1

Appendix C
RIGHTS OF DISSENTING OWNERS
     NRS 92A.300 Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
     (Added to NRS by 1995, 2086)
     NRS 92A.305 ”Beneficial stockholder” defined.  ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
     (Added to NRS by 1995, 2087)
     NRS 92A.310 “Corporate action” defined.  ”Corporate action” means the action of a domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.315 “Dissenter” defined.  ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
     (Added to NRS by 1995, 2087; A 1999, 1631)
     NRS 92A.320 ”Fair value” defined.  ”Fair value,” with respect to a dissenter's shares, means the value of the shares determined:
1.Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.Without discounting for lack of marketability or minority status.

     (Added to NRS by 1995, 2087; A 2009, 1720)
     NRS 92A.325 “Stockholder” defined.  ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.330 ”Stockholder of record” defined.  ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.335 “Subject corporation” defined.  ”Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
     (Added to NRS by 1995, 2087)
     NRS 92A.340 Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.
     (Added to NRS by 1995, 2087; A 2009, 1721)

     NRS 92A.350 Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
     (Added to NRS by 1995, 2088)
     NRS 92A.360 Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
     (Added to NRS by 1995, 2088)
     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1.Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

     (Added to NRS by 1995, 2088)
     NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1.Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

(a)Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2)If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

(c)Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

(d)Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f)Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

     (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)
     NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
1.There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a)A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b)Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c)Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2.The applicability of subsection 1 must be determined as of:

(a)The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

(b)The day before the effective date of such corporate action if there is no meeting of stockholders.

3.Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

     (Added to NRS by 1995, 2088; A 2009, 1722)

     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1.A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

(b)Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

     (Added to NRS by 1995, 2089; A 2009, 1723)
     NRS 92A.410 Notification of stockholders regarding right of dissent.
1.If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

2.If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

     (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723)
     NRS 92A.420 Prerequisites to demand for payment for shares.
1.If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

(a)Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

(b)Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.If a proposed corporate action creating dissenters' rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters' rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

     (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723)
     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
1.The subject corporation shall deliver a written dissenter's notice to all stockholders entitled to assert dissenters' rights.

2.The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724)
     NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
1.A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

(a)Demand payment;

(b)Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c)Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

2.If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

3.Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

5.The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

     (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)
     NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
     (Added to NRS by 1995, 2090; A 2009, 1725)

     NRS 92A.460 Payment for shares: General requirements.
1.Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)Of the county where the subject corporation's principal office is located;

(b)If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

(c)At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.
2.The payment must be accompanied by:

(a)The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)A statement of the subject corporation's estimate of the fair value of the shares; and

(c)A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

     (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725)
     NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.
1.A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a)Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

3.Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

4.Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

     (Added to NRS by 1995, 2091; A 2009, 1725)
     NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1.A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

     (Added to NRS by 1995, 2091; A 2009, 1726)
     NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1.If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

3.The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

     (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815)

     NRS 92A.500 Assessment of costs and fees in certain legal proceedings.
1.The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

     (Added to NRS by 1995, 2092; A 2009, 1727)

PROXY
RBC LIFE SCIENCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Clinton H. Howard, Steven E. Brown, Richard S. Jablonski and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of the Company held of record by the undersigned on April 22, 2013, at the Annual Meeting of Shareholders to be held at the Company's offices located at 2301 Crown Court, Irving, TX 75038, on Thursday, June 19, 2013 at 9:00 a.m., local time, or at any adjournment or postponement thereof.  Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement in connection therewith and of the Company’s 2012 Annual Report to Shareholders is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE AS SHOWN HERE  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON ITEM 1

1.	ELECTION OF DIRECTORS

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT	☐	Clinton H. Howard	☐	Joseph P. Philipp
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here:  ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2

2.
TO APPROVE THE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION, AND TO AUTHORIZE THE BOARD TO EFFECT A 1-FOR-500 REVERSE STOCK SPLIT OF THE COMMON STOCK, AND TO IMMEDIATELY THEREAFTER EFFECT A 50-FOR-1 FORWARD STOCK SPLIT OF OUR COMMON STOCK, ON A DATE TO BE DETERMINED AT THE DISCRETION OF THE BOARD.

☐	FOR

☐	AGAINST

☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3

3.	TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

☐	FOR

☐	AGAINST

☐	ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “EVERY THREE YEARS” ON ITEM 4

4.	TO SELECT, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF SHAREHOLDER VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

☐	EVERY YEAR

☐	EVERY TWO YEARS

☐	EVERY THREE YEARS

☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL NOMINEES” IN ITEM 1. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 2. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 3. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR "EVERY THREE YEARS" ON ITEM 4.

 THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES (OR ANY OF THEM) REGARDING ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign and date this Proxy, and promptly return it to Fidelity Transfer, 8915 South 700 E, Suite 102, Sandy, Utah 84070 using the return envelope provided herewith.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Title (if applicable, as described in Note below):    _______________________

Note:  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full the corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person.